United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 16, 2010, R.R. Donnelley & Sons Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto, with respect to the issuance and sale of $400,000,000 aggregate principal amount of its 7.625% Notes due 2020 (the “Notes”). The Notes were registered by the Company under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-162931) (the “Registration Statement”).

The offering of the Notes closed on June 21, 2010. The Notes were issued pursuant to an Indenture, dated as of January 3, 2007, as supplemented by the Fourth Supplemental Indenture, dated as of June 21, 2010 (the “Fourth Supplemental Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. The Underwriting Agreement and the Fourth Supplemental Indenture are filed as exhibits to this Current Report on Form 8-K and shall be incorporated by reference into the Registration Statement and any amendments thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement dated June 16, 2010, between R.R. Donnelley & Sons Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto.

Exhibit 4.1	Fourth Supplemental Indenture, dated as of June 21, 2010, between R.R. Donnelley & Sons Company and Wells Fargo Bank, National Association, as Trustee.

Exhibit 5.1	Opinion of Sullivan & Cromwell LLP as to the validity of the Notes.

Exhibit 23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: June 21, 2010
	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement dated June 16, 2010, between R.R. Donnelley & Sons Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto.

Exhibit 4.1	Fourth Supplemental Indenture, dated as of June 21, 2010, between R.R. Donnelley & Sons Company and Wells Fargo Bank, National Association, as Trustee.

Exhibit 5.1	Opinion of Sullivan & Cromwell LLP as to the validity of the Notes.

Exhibit 23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).